Exhibit 99.1

Virtusa Expands Operations in Europe with TradeTech Consulting Acquisition

Acquisition to Enhance Virtusa’s Asset and Treasury Management Expertise

Westborough, MA — January 6, 2014 —  Virtusa Corporation (NASDAQ GS: VRTU), a global IT services company that combines innovation, technology leadership and industry solutions to transform the customer experience, today announced that it has acquired all the outstanding shares of TradeTech Consulting Scandinavia AB and its subsidiaries (“TradeTech”), headquartered in Stockholm, Sweden.   TradeTech is a leading consulting and IT services provider specializing in treasury and asset management for major financial institutions and multi-national corporations, primarily in the Nordic countries.

The acquisition expands Virtusa’s leading position within the banking, financial services and insurance industries by increasing its asset management and treasury services domain and technology expertise.   With 60 team members, TradeTech’s core strengths include technology consulting, regulatory & compliance, implementation of global asset management and treasury platforms, as well as managed services.  With the addition of TradeTech, Virtusa plans to leverage these complementary capabilities across its global client base, enabling Virtusa to offer a broader set of services to existing and new clients.

TradeTech expects to immediately extend Virtusa’s presence within Europe, expanding Virtusa’s global footprint into the Nordics, a large and growing IT services market primed for increasing its use of outsourcing.  TradeTech clients will continue to benefit from local operational support and now will have access to Virtusa’s global delivery model and broader services capabilities.

Kris Canekeratne, chairman and CEO of Virtusa, stated, “We are pleased to welcome Joakim Wiener, the TradeTech team members and their clients to Virtusa.  The complementary expertise that TradeTech delivers will help increase our total addressable market and provide our combined client base with expanded service offerings.  In addition, this acquisition is an important step in establishing Virtusa in the Nordic countries and providing a broad set of best-in-class consulting and outsourcing service to this region.”

Joakim Wiener, CEO of TradeTech, stated, “We are pleased to join the Virtusa team and believe this is a tremendous opportunity to extend our services globally.  We share a common culture based on a commitment to innovation and service excellence which will help our combined clients accelerate their business outcomes.”

TradeTech was advised by Incepto, a Nordic-based corporate finance advisory firm specializing in M&A transactions.

Financing Summary

Virtusa is funding this transaction through a new $25.0 million secured revolving credit facility with JP Morgan Chase Bank, N.A.  Interest under this credit facility accrues at a rate between LIBOR plus 1.5% and LIBOR plus 1.75% based on Virtusa’s ratio of indebtedness to Adjusted EBITDA.   The term of the credit facility is five years, ending December 31, 2018.  The credit facility has certain financial covenants pertaining to Funded Debt to Adjusted EBITDA and Minimum Fixed Charge Coverage Ratios.  This facility replaces Virtusa’s existing $3.0 million line of credit.

Financial Overview of Transaction

Under the terms of the share purchase agreement, Virtusa acquired all the outstanding shares of TradeTech for approximately $20.0 million in cash, as well as up to approximately $4.0 million in earn-out consideration upon TradeTech’s achievement of certain revenue and profit milestones for calendar year 2014.  Virtusa has agreed to issue an aggregate of up to $2.0 million in deferred restricted stock awards from Virtusa’s stock option and incentive plan, not to exceed 65,000 shares, to certain of these new Virtusa employees.  The shares will vest annually over a five year period.

For the fourth quarter of Virtusa’s fiscal year 2014 ending March 31, 2014, Virtusa management currently expects TradeTech to contribute revenue of approximately $4.2 million and be neutral to Virtusa’s earnings per share on a U.S. GAAP basis inclusive of approximately $800,000 in acquisition related amortization.   On an EBITDA basis, Virtusa currently expects the transaction to be slightly accretive for the fourth quarter of fiscal year 2014.  Virtusa management currently expects the TradeTech acquisition to be slightly accretive to U.S. GAAP earnings per share for fiscal year 2015.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2014 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

About TradeTech Consulting

TradeTech Consulting delivers outsourcing and consulting to the financial services sector. Established in 1998, TradeTech tailors offerings specific to  corporate treasury, banks, financial institutions, government and central banks.

Forward-Looking EBITDA Guidance

This press release includes information related to management’s estimate of EBITDA for the fourth quarter of the fiscal year ending March 31, 2014. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest, and acquisition related amortization that are not directly attributable to the underlying performance of the company’s business operations. Management believes the most directly comparable GAAP measure would be “Operating Income” which includes acquisition related amortization and may not be a meaningful measure of the true operating performance of the business.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the expected benefits of the TradeTech acquisition, the forecast of financial performance for TradeTech, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry;

Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of TradeTech; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions the Company has consummated, including the TradeTech acquisition, within expected time-frames or at all; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling, the euro and the Swedish krona and other currencies in which we derive our revenue or incur expenses; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Jessica Boardman
Greenough Communications
(617) 275-6514

jboardman@greenough.biz

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com